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                                                                    EXHIBIT 21.1

                            BAKER HUGHES INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                December 31, 2004

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                                                                                          PERCENTAGE
                                    SUBSIDIARY                            JURISDICTION    OWNERSHIP
-----------------------------------------------------------------------  ---------------  ----------
Baker Hughes Financing Company                                           Delaware            100%
Western Atlas, Inc.                                                      Delaware            100%
     Baker Hughes Oilfield Operations, Inc.                              California           (1)
         Baker Hughes International Branches, Inc.                       Delaware             (2)
             Baker Hughes EHHC, Inc.                                     Delaware            100%
                 Baker Hughes GmbH                                       Austria             100%
                    Latin America Finance S.r.l.                         Barbados             (3)
                    Baker Hughes Asia Pacific Ltd.                       Cayman Islands      100%
                        Baker Hughes EHO Ltd.                            Bermuda             100%
                    Baker Hughes Limited                                 England             100%
                    Baker Hughes Nederland Holdings B.V.                 The Netherlands     100%
                        Baker Hughes Canada Holdings B.V.                The Netherlands     100%
                            Baker Hughes Canada Company                  Nova Scotia         100%
                              Baker Hughes Finance International S.r.l.  The Netherlands      (4)
                               Baker Hughes Norge A/S                    Norge                (5)
                   JDI International Leasing Limited                     Cayman Islands      100%
          Wm. S. Barnickel & Company                                     Missouri            100%
             Baker Petrolite Corporation                                 Delaware            100%
      Western Research Holdings, Inc.                                    Delaware            100%
           Western Atlas International, Inc.                             Delaware            100%
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
(1) Baker Hughes Oilfield Operations, Inc.
                  Western Atlas Inc.                                     93.98%
                  Other subsidiaries                                      6.02%

(2) Baker Hughes International Branches, Inc.
                  Baker Hughes Oilfield Operations, Inc.                 96.65%
                  Other subsidiaries                                      3.35%

(3) Latin America Finance S.r.l.
                  Baker Hughes GmbH                                      99.00%
                  Other subsidiaries                                      1.00%

(4) Baker Hughes Finance International S.r.l.
                  Baker Hughes Canada Company                            99.90%
                  Other subsidiaries                                      0.10%

(5) Baker Hughes Norge A/S
                  Bake Hughes Finance International S.r.l.               52.00%
                  Other subsidiaries                                     48.00%
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